Exhibit 99.3

STANDARD PACIFIC CORP. ATTN: MICHELLE VARELA 15360 BARRANCA PARKWAY IRVINE, CA 92618

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 through 9.

1 Adoption of the Amended and Restated Agreement and Plan of Merger, dated as of June 14, 2015 by and among Standard Pacific and The Ryland Group, Inc.

2 Approval of the issuance of shares of Surviving Corporation common stock to Ryland stockholders pursuant to the merger.

3 Adoption of the Surviving Corporation’s amended and restated certificate of incorporation to, among other things, effect a 1-for-5 reverse stock split.

4 Adoption of the Surviving Corporation’s amended and restated certificate of incorporation to allow for a special meeting of stockholders to be called upon the written request of one or more stockholders representing at least a majority of the voting stock entitled to vote on the matter or matters to be brought before the proposed special meeting.

5 Adoption of the Surviving Corporation’s amended and restated certificate of incorporation to allow for stockholder action by unanimous written consent.

6 Adoption of the Surviving Corporation’s amended and restated certificate of incorporation to provide exclusive forum for certain legal proceedings in Delaware.

7	Adoption of the Surviving Corporation’s amended and restated bylaws.

8 The approval, on an advisory (non-binding) basis, of the specified compensatory arrangements between Standard Pacific and its named executive officers relating to the proposed merger with Ryland.

9 The approval of the adjournment of the Standard Pacific special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment.

For Against Abstain

For Against Abstain

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

STANDARD PACIFIC CORP. Special Meeting of Stockholders September 28, 2015 10:30 AM Local Time This proxy is solicited by the Board of Directors

The undersigned stockholder(s), revoking any proxy previously given, hereby constitute(s) and appoint(s) Scott D. Stowell, Jeff J. McCall and John P. Babel, or each of them, as his, her or its true and lawful agents and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of STANDARD PACIFIC CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of the Company to be held at Standard Pacific Corp., 15360 Barranca Parkway, Irvine CA 92618 on Monday, September 28, 2015 at 10:30 am local time, and at any adjournment or postponement thereof, on all matters coming before such meeting.

If a box is checked, your shares shall be voted in accordance with your instructions. If you fail to mark one of the boxes for a proposal, this proxy will be voted FOR proposals 1 through 9, and in the discretion of the proxy holders on all other business that properly comes before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side

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